UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

November 22, 2021
Date of Report (Date of earliest event reported)

ABRAXAS PETROLEUM CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	1-16071	74-2584033
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

18803 Meisner Drive
San Antonio, Texas 78258
(210) 490-4788
(Address of principal executive offices and Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.01 per share	AXAS	OTCQX

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item. 1.02         Termination of a Material Definitive Agreement.

As previously reported in a Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on June 26, 2020, on June 25, 2020, Abraxas Petroleum Corporation (“Abraxas”) entered into a Waiver and Second Amendment to Term Credit Loan Agreement (the “2L Agreement”) and a Fee Letter (the “Fee Letter”) with Angelo Gordon Energy Servicer, LLC (“Angelo Gordon”) and certain lenders thereto. In accordance with the terms of the 2L Agreement and the Fee Letter and to induce Angelo Gordon and the lenders to enter into those agreements, Abraxas issued a Warrant to Purchase Common Stock (the “Warrant”), pursuant to which Abraxas granted warrants having an exercise price of $0.01 (the “Warrants”) in an amount equal to approximately 19.9% of the fully diluted common equity of Abraxas (the “Common Stock”) to Angelo Gordon’s designee, AG Energy Funding, LLC on behalf of Series 17 and Series 20 (“AGEF”).

As previously reported in a Current Report on Form 8-K filed with the SEC on August 13, 2020, in accordance with the terms of the 2L Agreement and the Fee Letter, Abraxas and AGEF entered into a Registration Rights Agreement dated August 11, 2020 (the “Registration Rights Agreement”) and a Governance Agreement dated August 11, 2020 (the “Governance Agreement”), pursuant to which AGEF was given certain governance rights and benefits in Abraxas. Section 3.01 of the Governance Agreement provided for its termination upon the earliest of: (1) AGEF or any of its Affiliates (as defined in the Governance Agreement) ceasing to beneficially own greater than 5% of the Common Stock outstanding; (2) the Exercise Period (as defined in the Warrant) expiring without any Warrants having been exercised; and (3) AGEF agreeing to the termination in writing.

Pursuant to a waiver letter dated November 22, 2021 from AGEF to Abraxas, which is attached to this Current Report as Exhibit 99.1 and incorporated herein by reference, AGEF waived, relinquished, and abandoned all of its rights, title, and interest to the Warrant, any Common Stock underlying the Warrant, and the Governance Agreement for no consideration and thereby terminated the Governance Agreement effective November 22, 2021 (such actions, the “Abandonment and Waiver”). In accordance with Section 11 of the Registration Rights Agreement, the Registration Rights Agreement was concurrently terminated on November 22, 2021, because AGEF no longer held any Registrable Securities (as defined in the Registration Rights Agreement) upon the occurrence of the Abandonment and Waiver.

A special committee of Abraxas’ Board continues to negotiate with Angelo Gordon regarding, among other things, a potential debt-for-equity exchange, which may be out-of-court.  If consummated, the debt-for-equity exchange would likely result in substantial dilution of Abraxas’ stockholders or potentially the cancellation of Abraxas other equity securities and may result in the spinning off or disposition of certain assets. There is no assurance that Abraxas and Angelo Gordon will reach an out-of-court agreement.

Item 5.01         Changes in Control of Registrant.

Prior to the Abandonment and Waiver described in Item 1.02 above, as set forth in the Schedule 13D filed on May 14, 2021 by Angelo, Gordon & Co., L.P. and certain Affiliates (collectively, the “AG Reporting Group”), the AG Reporting Group beneficially owned approximately 16.6% of Abraxas’ Common Stock through the unexercised Warrants. As set forth in the most recent Schedule 13D filed by the AG Reporting Group on November 22, 2021, following the Abandonment and Waiver, the AG Reporting Group no longer beneficially owns any shares of Abraxas’ Common Stock.

Item 9.01 Financial Statements and Exhibits.

(d)         Exhibits.

99.1          Waiver letter from AG Energy Funding, LLC on behalf of Series 17 and Series 20 to Abraxas Petroleum Corporation, dated November 22, 2021.

104          Cover Page Interactive Data File (embedded within the Inline XBRL document)

EXHIBIT INDEX

Exhibit No.	Description
99.1	Waiver letter from AG Energy Funding, LLC on behalf of Series 17 and Series 20 to Abraxas Petroleum Corporation, dated November 22, 2021.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ABRAXAS PETROLEUM CORPORATION

By: /s/ Steven P. Harris
  Steven P. Harris
  Vice President, Chief Financial Officer

Dated: November 26, 2021